EXHIBIT 99.1

News Release

COMMERCIAL METALS COMPANY COMPLETES ACQUISITION OF CERTAIN U.S. REBAR ASSETS FROM GERDAU

Irving, Texas - November 5, 2018 - Commercial Metals Company (NYSE: CMC), today announced it has completed the acquisition of 33 rebar fabrication facilities in the United States, as well as steel mills located in Knoxville, Tennessee; Jacksonville, Florida; Sayreville, New Jersey and Rancho Cucamonga, California from Gerdau S.A. (NYSE: GGB), a producer of long and specialty steel products in the Americas for a cash purchase price of $600 million, subject to customary purchase price adjustments.
“I am thrilled to welcome the approximately 3,200 employees of these operations to Commercial Metals Company,” said Barbara Smith, Chairman of the Board, President, and Chief Executive Officer of Commercial Metals. “The successful completion of the transaction represents an important step in our strategy to be the leading concrete reinforcing specialist as well as a significant provider of merchant and wire rod products. With our expanded geographic footprint and added operational flexibility, this transaction supports our vertically integrated steel making model and will leverage our existing rebar manufacturing technology and customer service core competencies.”
About Commercial Metals Company
Commercial Metals Company and its subsidiaries manufacture, recycle and market steel and metal products, related materials and services through a network of facilities that includes eight electric arc furnace (“EAF”) mini mills, two EAF micro mills, a rerolling mill, steel fabrication and processing plants, construction-related product warehouses, and metal recycling facilities in the United States and Poland.

Forward-Looking Statements
This news release contains forward-looking statements regarding the Company’s expectations relating to the acquisition, and the financial and operational benefits of the proposed acquisition. These forward-looking statements generally can be identified by phrases such as we, CMC or its management "expects," "anticipates," "believes," "estimates," "intends," "plans to," "ought," "could," "will," "should," "likely," "appears" or other similar words or phrases. These and other forward-looking statements are based on management's current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Although we believe that our expectations are reasonable, we can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Results may be materially affected by factors such as: risks associated with acquisitions generally; failure to retain key management and employees; issues or delays in the successful integration of the acquired operations with those of the Company, including incurring or experiencing unanticipated costs and/or delays or difficulties; difficulties or delays in the successful transition of the acquired operations from the information technology systems of the sellers to those of the Company as well as risks associated with other integration or transition of the operations, systems and personnel of the acquired operations; future levels of revenues being lower than expected and costs being higher than expected; failure or inability to implement growth strategies in a timely manner; unfavorable reaction to the proposed acquisition by customers, competitors, suppliers and employees; conditions affecting the industry generally; local and global political and economic conditions; conditions in the securities market that are less favorable than expected; and changes in the level of capital investment, and other risks described in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended August 31, 2018. Except as required by law, the Company undertakes no obligation to update, amend or clarify any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, new information or circumstances or otherwise.

(Page 2)

Media Contact:

Susan Gerber
214.689.4300